Exhibit 99.1

Press Release

For more information contact:

Media Relations:	Investor Relations:
Britt Zarling	Stephanie Gregor
Vice President, Corporate Communications	Vice President, Investor Relations
Fiserv, Inc.	Fiserv, Inc.
262-879-5945	262-879-5969
britt.zarling@fiserv.com	stephanie.gregor@fiserv.com

For Immediate Release

Fiserv Reports Second Quarter 2014 Results

Adjusted internal revenue growth of 3 percent for the quarter and 4 percent year to date;

Adjusted EPS increased 8 percent for the quarter and 15 percent year to date;

Free cash flow increase of 10 percent year to date;

Full year 2014 guidance affirmed

Brookfield, Wis., July 29, 2014 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the second quarter of 2014.

GAAP revenue in the second quarter was $1.25 billion compared with $1.20 billion in the second quarter of 2013. Adjusted revenue was $1.18 billion in the second quarter compared with $1.14 billion in the second quarter of 2013, an increase of 3 percent. For the first six months of 2014, GAAP revenue was $2.49 billion compared with $2.35 billion for the first six months of 2013. Adjusted revenue was $2.33 billion in the first half of 2014 compared with $2.22 billion in the same period in 2013, an increase of 5 percent.

GAAP earnings per share from continuing operations in the second quarter was $0.65 compared with $0.57 in the second quarter of 2013. GAAP earnings per share from continuing operations for the first six months of 2014 was $1.31 compared with $1.00 for the first six months of 2013.

Adjusted earnings per share from continuing operations in the quarter increased 8 percent to $0.81 compared with $0.75 in the second quarter of 2013. Adjusted earnings per share from continuing operations in the first six months of 2014 increased 15 percent to $1.63 compared with $1.42 in 2013.

“Our second quarter’s results are in line with expectations, and helped fuel a meaningful increase in our adjusted internal revenue growth in the first half of the year compared to 2013,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “Market momentum and solid execution have us well-positioned for a very good year.”

Press Release

Second Quarter 2014

•	Adjusted revenue increased 3 percent in the quarter to $1.18 billion and 5 percent year to date to $2.33 billion over the prior year periods.

•	Adjusted internal revenue growth in the quarter was 3 percent for the company, driven by 5 percent growth in the Payments segment and 1 percent growth in the Financial segment.

•	Adjusted internal revenue grew 4 percent in the first six months of 2014, led by 7 percent growth in the Payments segment and 2 percent growth in the Financial segment compared to the first six months of 2013.

•	Adjusted earnings per share increased 8 percent in the quarter to $0.81 and increased 15 percent in the first six months of 2014 to $1.63 compared to the prior year periods.

•	Adjusted operating margin increased 10 basis points to 30.6 percent in the quarter and increased 60 basis points to 30.1 percent in the first six months of 2014 compared with the prior year periods.

•	Free cash flow grew 10 percent to $395 million in the first six months of 2014 compared with $359 million in the prior year period.

•	The company received a $45 million cash distribution in the quarter from StoneRiver Group, L.P. (“StoneRiver”), a joint venture in which the company owns a 49% interest, which has been excluded from the company’s free cash flow.

•	The company repurchased 3.0 million shares of common stock in the quarter for $168 million and 9.1 million shares of common stock for $519 million in the first six months of 2014. As of June 30, 2014, the company had 9.4 million remaining shares authorized for repurchase.

•	The company signed 72 Mobiliti™ clients in the quarter and, as of June 30, the company had nearly 1,900 mobile banking clients.

•	The company signed 75 Popmoney® clients to the payment network in the quarter, which now includes over 2,200 financial institutions.

•	The company signed 88 electronic bill payment clients and 26 debit processing clients in the quarter.

Outlook for 2014

Fiserv continues to expect 2014 adjusted revenue growth in a range of 4 to 5 percent and adjusted internal revenue growth of 4 to 4.5 percent. The company now expects 2014 adjusted earnings per share to be in a range of $3.31 to $3.37, which represents growth of 11 to 13 percent over $2.99 in 2013.

”Our strong first half results, along with continued growth in our recurring revenue businesses, provides confidence that we will achieve our full-year financial objectives,” said Yabuki.

Earnings Conference Call

The company will discuss its second quarter 2014 results on a conference call and webcast at 4 p.m. CT on Tuesday, July 29, 2014. To register for the event, go to www.fiserv.com and click on the Q2 Earnings webcast link. Supplemental materials will be available in the “Investor Relations” section of the website.

About Fiserv

This year, Fiserv, Inc. (NASDAQ: FISV) celebrates 30 years of leadership in financial services technology. As one of FORTUNE® magazine’s World’s Most Admired Companies, Fiserv is helping clients worldwide achieve best-in-class results by driving innovation in payments, processing services, risk and compliance, customer and channel management, and business insights and optimization. For more information, visit www.fiserv.com.

Press Release

Non-GAAP Financial Measures and Other Information

In this earnings release, we supplement our reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities, with “adjusted revenue,” “adjusted internal revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted income from continuing operations,” “adjusted earnings per share” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities to calculate these non-GAAP measures.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from unconsolidated affiliates, severance costs, merger costs and certain integration expenses related to acquisitions. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations, and we use this information to allocate resources to our various businesses.

Free cash flow and adjusted internal revenue growth are non-GAAP financial measures and are described on page 10. We believe free cash flow is useful to measure the funds generated in a given period that are available for strategic capital decisions. We believe adjusted internal revenue growth is useful because it presents revenue growth excluding the impact of postage reimbursements in our Output Solutions business, acquisitions and dispositions, and including deferred revenue purchase accounting adjustments. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, income from continuing operations, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items and may not be comparable to similarly titled measures reported by other companies.

In the fourth quarter of 2013, the company completed a two-for-one stock split. Accordingly, all share data and per share amounts are presented on a split-adjusted basis.

Press Release

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted revenue growth, adjusted internal revenue growth, adjusted earnings per share, and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: the impact of market and economic conditions on the financial services industry; the capacity of the company’s technology to keep pace with a rapidly evolving marketplace; pricing and other actions by competitors; the effect of legislative and regulatory actions in the United States and internationally; the company’s ability to comply with government regulations; the impact of a security breach or operational failure on the company’s business; the company’s ability to successfully integrate acquisitions into its operations; the impact of the company’s strategic initiatives; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2013 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Income

(In millions, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue
Processing and services	$1,051	$1,015	$2,078	$1,981
Product	202	183	409	369

Total revenue	1,253	1,198	2,487	2,350

Expenses
Cost of processing and services	532	523	1,073	1,045
Cost of product	171	157	351	347
Selling, general and administrative	243	245	485	474

Total expenses	946	925	1,909	1,866

Operating income	307	273	578	484
Interest expense—net	(40)	(41)	(81)	(82)

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	267	232	497	402
Income tax provision	(101)	(81)	(167)	(139)
Income from investment in unconsolidated affiliate	—	1	4	6

Income from continuing operations	166	152	334	269
Loss from discontinued operations	—	(1)	—	(1)

Net income	$166	$151	$334	$268

GAAP earnings (loss) per share—diluted:
Continuing operations	$0.65	$0.57	$1.31	$1.00
Discontinued operations	—	—	—	—

Total	$0.65	$0.56	$1.30	$1.00

Diluted shares used in computing earnings per share	253.4	268.6	256.0	269.4

Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Reconciliation of GAAP to Adjusted Income and

Earnings Per Share from Continuing Operations

(In millions, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
GAAP income from continuing operations	$166	$152	$334	$269
Adjustments:
Merger and integration costs [1]	2	16	9	56
Severance costs	—	3	12	12
Amortization of acquisition-related intangible assets	51	55	103	103
Tax impact of adjustments [2]	(19)	(26)	(44)	(60)
StoneRiver transactions [3]	1	2	(2)	2
Tax impact of StoneRiver transactions [3]	4	—	4	—

Adjusted income from continuing operations	$205	$202	$416	$382

GAAP earnings per share from continuing operations	$0.65	$0.57	$1.31	$1.00
Adjustments—net of income taxes:
Merger and integration costs [1]	0.01	0.04	0.02	0.13
Severance costs	—	0.01	0.03	0.03
Amortization of acquisition-related intangible assets	0.13	0.13	0.26	0.25
StoneRiver transactions [3]	0.02	0.01	0.01	0.01

Adjusted earnings per share	$0.81	$0.75	$1.63	$1.42

[1]	Merger and integration costs are attributable to the Open Solutions acquisition and include integration costs and deferred revenue purchase accounting adjustments.
[2]	The tax impact is calculated using a tax rate of 35 percent, which approximates the company’s annual effective tax rate for 2014 and 2013 exclusive of the tax impacts from StoneRiver capital transactions.
[3]	Represents the company’s share of (gains) losses associated with capital transactions at StoneRiver, including sales of subsidiary businesses and a taxable cash distribution during the first six months of 2014, and a non-cash write-off of deferred financing costs associated with a recapitalization in the second quarter of 2013.

See page 3 for disclosures related to the use of non-GAAP financial measures. Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Financial Results by Segment

(In millions, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Total Company
Revenue	$1,253	$1,198	$2,487	$2,350
Output Solutions postage reimbursements	(78)	(64)	(161)	(138)
Open Solutions deferred revenue adjustment	1	6	2	12

Adjusted revenue	$1,176	$1,140	$2,328	$2,224

Operating income	$307	$273	$578	$484
Merger and integration costs	2	16	9	56
Severance costs	—	3	12	12
Amortization of acquisition-related intangible assets	51	55	103	103

Adjusted operating income	$360	$347	$702	$655

Operating margin	24.5%	22.8%	23.2%	20.6%
Adjusted operating margin	30.6%	30.5%	30.1%	29.5%
Payments and Industry Products (“Payments”)
Revenue	$669	$626	$1,342	$1,243
Output Solutions postage reimbursements	(78)	(64)	(161)	(138)

Adjusted revenue	$591	$562	$1,181	$1,105

Operating income	$185	$179	$365	$345

Operating margin	27.7%	28.7%	27.2%	27.8%
Adjusted operating margin	31.3%	32.0%	30.9%	31.2%
Financial Institution Services (“Financial”)
Revenue	$595	$584	$1,170	$1,133
Open Solutions deferred revenue adjustment	1	6	2	12

Adjusted revenue	$596	$590	$1,172	$1,145

Operating income	$203	$186	$388	$347
Merger and integration costs	—	5	—	9

Adjusted operating income	$203	$191	$388	$356

Operating margin	34.1%	31.9%	33.1%	30.6%
Adjusted operating margin	34.1%	32.4%	33.1%	31.1%
Corporate and Other
Revenue	$(11)	$(12)	$(25)	$(26)

Operating loss	$(81)	$(92)	$(175)	$(208)
Merger and integration costs	2	11	9	47
Severance costs	—	3	12	12
Amortization of acquisition-related intangible assets	51	55	103	103

Adjusted operating loss	$(28)	$(23)	$(51)	$(46)

See page 3 for disclosures related to the use of non-GAAP financial measures. Operating margin percentages are calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities
Net income	$334	$268
Adjustment for discontinued operations	—	1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	96	97
Amortization of acquisition-related intangible assets	103	103
Share-based compensation	27	26
Deferred income taxes	(27)	(26)
Income from investment in unconsolidated affiliate	(4)	(6)
Dividends from unconsolidated affiliate	45	6
Non-cash impairment charge	—	30
Other non-cash items	(12)	(6)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	25	13
Prepaid expenses and other assets	(24)	(45)
Accounts payable and other liabilities	46	(40)
Deferred revenue	(40)	(24)

Net cash provided by operating activities	569	397

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(150)	(110)
Payment for acquisition of business, net of cash acquired	—	(16)
Dividends from unconsolidated affiliate	—	116
Other investing activities	1	—

Net cash used in investing activities	(149)	(10)

Cash flows from financing activities
Debt proceeds	544	1,210
Debt repayments	(544)	(1,444)
Issuance of treasury stock	26	24
Purchases of treasury stock	(528)	(254)
Other financing activities	11	7

Net cash used in financing activities	(491)	(457)

Change in cash and cash equivalents	(71)	(70)
Net cash flows from discontinued operations	—	32
Beginning balance	400	358

Ending balance	$329	$320

Press Release

Fiserv, Inc.

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	June 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$329	$400
Trade accounts receivable – net	730	751
Deferred income taxes	45	55
Prepaid expenses and other current assets	421	366

Total current assets	1,525	1,572
Property and equipment – net	300	266
Intangible assets – net	2,070	2,142
Goodwill	5,217	5,216
Other long-term assets	291	317

Total assets	$9,403	$9,513

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$834	$756
Current maturities of long-term debt	92	92
Deferred revenue	442	484

Total current liabilities	1,368	1,332
Long-term debt	3,756	3,756
Deferred income taxes	680	713
Other long-term liabilities	124	127

Total liabilities	5,928	5,928
Shareholders’ equity	3,475	3,585

Total liabilities and shareholders’ equity	$9,403	$9,513

Press Release

Fiserv, Inc.

Selected Non-GAAP Financial Measures

($ in millions, unaudited)

Adjusted Internal Revenue Growth [1]	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Payments Segment	5%	7%
Financial Segment	1%	2%

Total Company	3%	4%

[1]	Adjusted internal revenue growth is measured as the increase in adjusted revenue (see page 7), excluding the net impact of acquisitions and dispositions (“acquired revenue”), for the current period divided by adjusted revenue from the prior year period. Acquired revenue for the second quarter of 2014 was down $1 million ($1 million of acquisitions in the Payments segment less $2 million of dispositions in the Financial segment). Acquired revenue was $6 million for the first six months of 2014 ($2 million in the Payments segment and $4 million in the Financial segment). Adjusted internal revenue growth was 2 percent for the first six months of 2013, and acquired revenue was $145 million in the period.

Free Cash Flow [2]	Six Months Ended June 30,
	2014	2013
Net cash provided by operating activities	$569	$397
Capital expenditures	(150)	(110)
Other adjustments [3]	(24)	72

Free cash flow	$395	$359

[2]	Free cash flow is calculated as net cash provided by operating activities less capital expenditures and excludes the net change in settlement assets and obligations; tax-effected severance, merger and integration payments; certain transaction expenses attributed to the Open Solutions acquisition; and other items which management believes may not be indicative of the future free cash flow of the company.
[3]	“Other adjustments” in 2014 removes a $45 million cash distribution from StoneRiver, and in 2013, adds back $40 million of cash payments for transaction expenses and transaction-related assumed liabilities attributable to the acquisition of Open Solutions.

See page 3 for disclosures related to the use of non-GAAP financial measures.

FISV-E

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